SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 19, 2005

Apollo Resources International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Utah

(State or Other Jurisdiction of Incorporation)

000-25873	84-1431425
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403 Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets.

Item 3.02  Unregistered Sales of Equity Securities.

On August 19, 2005, Apollo entered into a Securities Purchase Agreement to acquire additional shares of Earth Biofuels, Apollo’s 50%-owned subsidiary.  As a consequence of the acquisition, Apollo will own 80% of the issued and outstanding shares of Earth Biofuels.

Pursuant to the transaction, Apollo will issue 6 million restricted shares of its common stock to Earth Biofuels shareholders.

The restricted shares of Apollo common stock have been issued pursuant to the exemption provided by Rule 506 of Regulation D promulgated under the Securities Act of 1933.  Each purchaser of the securities either met the requirements of an accredited investor who made informed investment decisions and had access to material information regarding the Registrant or had, in the reasonable belief of the Registrant, such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of the prospective investment.  The certificates representing the securities bear appropriate legends restricting the transfer of such securities.

Section 8 – Other Events.

Item 8.01  Other Events.

On August 19, 2005, Apollo entered into a Securities Purchase Agreement to acquire additional shares of Earth Biofuels, Apollo’s 50%-owned subsidiary.  As a consequence of this acquisition, Apollo will own 80% of the issued and outstanding shares of Earth Biofuels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Resources International, Inc.
(Registrant)

Date:	August 22, 2005	By:	/s/ Dennis G. McLaughlin, III
Dennis G. McLaughlin, III,
Chief Executive Officer